Exhibit 13.2

ChipMOS TECHNOLGIES (Bermuda) LTD.

CERTIFICATION

Pursuant to 18 U.S.C. §1350, the undersigned, Shou-Kang Chen, Chief Financial Officer of ChipMOS TECHNOLOGIES (Bermuda) Ltd. (the “Company”), hereby certifies, to his knowledge, that the Company’s annual report on Form 20-F for the year ended December 31, 2005 (the “Report”) fully complies with the requirements of Section13(a) or 15(d), as applicable, of the Securities Exchange Act of1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2006

/s/ SHOU-KANG CHEN
Name: Shou-Kang Chen Title: Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350 and is not being filed as part of the Report or as a separate disclosure document.